Exhibit 25.6

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FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

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CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

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WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(State of incorporation	I.R.S. employer
if not a U.S. national bank)	identification no.)

919 Market St., Suite 701
Wilmington, DE	19801
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
(agent for services)

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ITLA Capital Corporation
(Exact name of obligor as specified in its charter)

Delaware	95-4596322
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
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Guarantee of Cumulative Trust Preferred Securities of ITLA Capital Statutory Trust VI
(Title of the Amended and Restated Trust Agreement securities)

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Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Treasury Department Washington, D.C. 20230 Federal Deposit Insurance Corporation Washington, D.C. 20429 Federal Reserve Bank of San Francisco San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits.

Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*
Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*
Exhibit 5.	Not applicable.
Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.
Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
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Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.
* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the day of 24th of December, 2002.

WELLS FARGO BANK, NATIONAL ASSOCIATION By: \s\ Edward L. Truitt Jr. Name: Edward L. Truitt Jr. Title: Vice President
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Exhibit 6

September 3, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

            In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION By: \s\ Edward L. Truitt Jr. Name: Edward L. Truitt Jr. Title: Vice President
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Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 420 Montgomery Street, San Francisco, CA 94163
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2002, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$ 8,221
Interest-bearing balances	4,188
Securities:
Held-to-maturity securities	0
Available-for-sale securities	5,844
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	2,148
Securities purchased under agreements to resell	7
Loans and lease financing receivables:
Loans and leases held for sale	22,302
Loans and leases, net of unearned income	94,512
LESS: Allowance for loan and lease losses	1,331
Loans and leases, net of unearned income and allowance	93,181
Trading Assets	6,152
Premises and fixed assets (including capitalized leases)	1,616
Other real estate owned	70
Investments in unconsolidated subsidiaries and associated companies	256
Customers' liability to this bank on acceptances outstanding	42
Intangible assets
Goodwill	5,356
Other intangible assets	4,966
Other assets	11,512
Total assets	$165,861

LIABILITIES
Deposits:
In domestic offices	$87,329
Noninterest-bearing	26,595
Interest-bearing	60,734
In foreign offices, Edge and Agreement subsidiaries, and IBFs	16,057
Noninterest-bearing	4
Interest-bearing	16,053
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	17,958
Securities sold under agreements to repurchase	469

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Dollar Amounts In Millions

Trading liabilities	6,096
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	8,528
Bank's liability on acceptances executed and outstanding	42
Subordinated notes and debentures	4,884
Other liabilities	7,364
Total liabilities	$148,727
Minority interest in consolidated subsidiaries	33
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	13,272
Retained earnings	3,096
Accumulated other comprehensive income	213
Other equity capital components	0
Total equity capital	17,101
Total liabilities, minority interest, and equity capital	$165,861

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins
Clyde W. Ostler
Directors